SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 12 or 15(d) of
                       The Securities Exchange Act of 1934

                           Date of Report: May 3, 2001


                          LEE ENTERPRISES, INCORPORATED
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                    1-6227                           42-0823980
---------------              -----------                     -------------------
(State or other              (Commission                       (IRS Employer
jurisdiction of              File Number)                    Identification No.)
incorporation)


   215 N. Main Street, Davenport, IA                             52801-1924
---------------------------------------                          ----------
(Address of principal executive offices)                           ZIP Code


                                 (319) 383-2100
               ---------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5.  Other Events

On May 3, 2001 the Registrant issued the following press release announcing the election of Carl G. Schmidt as Vice President, Chief Financial Officer and Treasurer of the Registrant.

NEWS RELEASE

Carl Schmidt becomes CFO of Lee Enterprises

DAVENPORT, Iowa (May 3, 2001)-- Carl G. Schmidt has been elected vice president, chief financial officer and treasurer of Lee Enterprises (NYSE: LEE).

Schmidt, 44, formerly was senior vice president and chief financial officer of Johnson Outdoors Inc. in Racine, Wis., and a partner of a Big Five public accounting firm in Milwaukee.

Mary E. Junck, Lee Enterprises president and chief executive officer, said Schmidt brings a broad array of experiences and skills that will help Lee sharpen its focus on expanding in newspaper publishing.

"He's a terrific addition to our team," she said. "He's a strategic thinker with lots of ideas. Also, his background fits our needs very well, especially his considerable experience in directing acquisitions."

She said he began his duties today at the corporate headquarters in Davenport.

Schmidt said he decided to apply for the job after doing extensive research of Lee Enterprises and its people.

"And everything I've seen in the interview process has impressed me even more," he said. "Lee has an extremely strong financial position, and I'm convinced that this is a dynamic company with exciting growth prospects. "

Schmidt grew up in Milwaukee, a son of Hungarian immigrants, and graduated from Marquette University. He began his career in 1978 as a certified public accountant at the accounting firm of KPMG, LLP, in Milwaukee. After a series of promotions, he became a partner in 1988, responsible for audits, mergers and acquisitions, public offerings and new business development.

He joined Johnson Outdoors Inc. in Racine in 1994 and served as senior vice president and chief financial officer, secretary and treasurer beginning in 1995. Johnson Outdoors, a publicly traded $400 million spinoff of SC Johnson, produces branded outdoor recreation products.

Schmidt   and  his  wife,   Janice,   have  two  sons  at  the   University   of
Wisconsin-Madison and a son and a daughter at home.

Lee Enterprises owns 23 daily newspapers and a joint interest in five others. Lee's daily newspapers include the Wisconsin State Journal in Madison, Wis.; the Lincoln Journal Star in Lincoln, Neb.; the Quad-City Times in Davenport, Iowa, and the Billings Gazette in Billings, Mont. Lee also owns more than 100 weekly newspapers, shoppers and classified and specialty publications, along with associated online services. Lee's stock is traded on the New York Stock Exchange under the symbol LEE. More information about Lee Enterprises is available at www.lee.net.

This news release contains certain forward-looking statements that are based largely on the Company's current expectations and are subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends, and uncertainties are changes in advertising demand, newsprint prices, interest rates, regulatory rulings, and other economic conditions and the effect of acquisitions, investments and dispositions on the Company's results of operations or financial condition. The words "believe," "expect," "anticipate," "intends," "plans," "projects," "considers," and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are as of the date of this news release.

For further information, please contact: Daniel K. Hayes, Lee Enterprises director of communications, dan.hayes@lee.net, (563) 383-2163.

                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      LEE ENTERPRISES, INCORPORATED

                                       By: /s/ Mary E. Junck
                                           -------------------------------------
                                           Mary E. Junck
                                           President and Chief Executive Officer

                                       Dated:  May 3, 2001